Exhibit 10.45

EMPLOYMENT CONTRACT

FOCUS ENHANCEMENTS, INC., a Delaware corporation (hereinafter referred to as “Employer”) and Thomas M. Hamilton (hereinafter referred to as “Employee”), in consideration of the mutual promises made herein, agree as follows:

ARTICLE 1.
TERM OF EMPLOYMENT

Specified Period

Section 1.1.

Employer hereby employs Employee, and Employee hereby accepts employment with Employer, for the period beginning on October 18, 1996, and terminating on October 17, 1997.

Automatic Renewal

Section 1.2.

After October 17, 1997, this Agreement shall be renewed automatically for succeeding terms of one (1) year (the “Succeeding Term”), subject to earlier termination as provided in Section 6.1, unless one party gives notice to the other at least thirty (30) days prior to the expiration of any term of his or its intention not to renew.

“Employment Term” Defined

Section 1.3.

As used herein, the phrase “employment term” refers to the entire period of employment of Employee by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended automatically or by mutual agreement between Employer and Employee.

ARTICLE 2.
DUTIES AND OBLIGATIONS OF EMPLOYEE

General Duties

Section 2.1.

Employee shall serve as Vice President of Research and Development of Employer. In such capacity, Employee shall do and perform all services, acts or things in accordance with the policies set by Employee’s manager. Employee shall perform such services at Employer’s secondary place of business in Beaverton, Oregon or at such other locations as mutually agreed upon by Employer and Employee.

Devotion to Employer’s Business

Section 2.2.

a)             Employee shall devote his entire productive time, ability and attention to the business of Employer during the term of this Agreement.

b)            Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Employer’s Board of Directors. However, the expenditure of reasonable amounts of time for educational, charitable or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement.

c)             This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement.

Confidential Information; Tangible Property;
Competitive Activities

Section 2.3.

(a)           Employee shall hold in confidence and not use or disclose to any person or entity without the express written authorization of Employer, either during the term of employment or at any time thereafter, secret or confidential information of Employer (for purposes of this Section 2.3, “Employer” shall include all subsidiaries of Employer). Information and materials received in confidence from third parties by Employee are included within the meaning of this section. If any confidential information described below is sought by legal process, Employee will promptly notify Employer and will cooperate with Employer in preserving its confidentiality in connection with any legal proceeding.

The parties hereto hereby stipulate that to the extent it is not known publicly, the following information is important, material and has independent economic value (actual or potential) from not being generally known to others who could obtain economic value from its disclosure or use and constitutes confidential trade secrets that affect the successful conduct of Employer’s business and its goodwill (“Confidential Information”), and that any breach of any term of this Section 2.3 is a material breach of this Agreement:

i)              The names, buying habits and practices of Employer’s customers or prospective customers;

ii)             The names of Employer’s vendors and suppliers;

iii)            The names of Employer’s vendors and suppliers;

iv)           Costs of materials;

v)            The prices Employer obtains or has obtained or for which it sells or has sold its products or services;

vi)           Manufacturing and sales costs; manufacturing processes;

vii)          Compensation paid to employees or other terms of employment;

viii)         Employer’s past and projected sales volumes;

ix)            Proposed new products;

x)             Enhancements of existing products;

xi)            The existence of and contents of contracts and licenses; and

xii)           Any additional information deemed by Employer to be confidential by marking or stamping “Confidential” or similar words on the cover of such information; by advising Employee orally or in writing that certain information is confidential or by generally treating such information in such a manner that Employee should reasonably believe it to be deemed confidential by Employer. Employee’s obligations under this Section 2.3(a) shall not apply to information which Employee can demonstrate is or has become generally known other than through Employee’s act in violation of this Agreement.

All models, samples, tools, machinery, equipment, notes, books, correspondence, drawings and other written, graphical or electromagnetic records relating to any of the products of Employer or relating to any of the Confidential Information of Employer which Employee shall prepare, use, construct, observe, possess or control shall be and shall remain the sole property of Employer and shall be returned to Employer upon termination of employment.

b)            During his employment hereunder, Employee shall not, directly or indirectly, either as an employee, consultant, agent, principal, partner, stockholder (except in a publicly held company), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that produces, designs, provides, solicits orders for, sells, distributes or markets products, goods, equipment, or services that are directly or indirectly in competition in any manner whatsoever with Employer’s products or Employer’s business.

c)             During his employment hereunder, Employee agrees that Employee will not undertake planning for or organization of any business activity competitive with Employer’s business or combine or conspire with other employees or representatives of Employer’s business for the purpose of organizing any competitive business activity.

d)            During his employment hereunder and for two (2) years thereafter, Employee agrees that he will not, directly or indirectly, or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Employer to terminate his or her employment or engagement for the purpose of employing such person in any enterprise in which Employee is a member or Management or has a material interest.

e)             Covenants of this Section 2.3 shall be construed as separate covenants covering their subject matter in each of the separate counties and states in the United States in which Employer transacts its business. To the extent that any covenant shall be judicially enforceable in any one or more of said counties or states, said covenants shall not be affected with respect to each other county and state; each covenant with respect to each county and state being construed as severable and independent.

f)             Employee represents and warrants that Employee is free to enter into this Agreement and to perform each of the terms and covenants of it, and that doing so will not violate the terms and conditions of any agreement between Employee and third party.

Inventions and Original Works

Section 2.4.

(a)           Employee agrees that he will promptly make full written disclosure to Employer, will hold in trust for the sole right and benefit of Employer, and hereby assigns to Employer, all of his right, title and interest in and to any and all (i) inventions (and patent rights with respect thereto), (ii) original works of authorship (including all copyrights with respect thereto), (iii) developments, and (iv) improvements or trade secrets which Employer may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the course of performing his duties under this Agreement and which relate to the business of Employer.

Employee acknowledges that all original works of authorship relating to the business of Employer which are made by him (solely or jointly with others) within the scope of his duties under this Agreement and which are protectable by copyrights are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101) and that Employee is an employee as defined under that Act. Employee further agrees from time to time to execute written transfers to Employer of ownership of specific original works of authorship (and all copyrights therein) made by Employee (solely or jointly with others) which may, despite the preceding sentence, be deemed by a court of law not to be “works made for hire” in such form as is acceptable to Employer in its reasonable discretion.

Maintenance of Records

Section 2.5.

Employee agrees to keep and maintain adequate and current written records of all inventions, original works of authorship, trade secrets developed or made by him (solely or jointly with others) during the term of this Agreement. The records will be in the form of notes, sketches, drawings and other formats that may be specified by Employer. The records will be available to and remain the sole property of Employer at all times.

Obtaining Letters Patent and Copyright Registration

Section 2.6.

Employee agrees to assist Employer to obtain United States or foreign letters patent and copyright registrations (as well as any transfers of ownership thereof) covering inventions and original works of authorship assigned hereunder to Employer. Such obligation shall continue beyond the termination of this Agreement, but Employer shall compensate Employee at a reasonable rate for time actually spent by Employee at Employer’s request on such assistance after such termination.

If Employer is unable for any reason whatsoever, including Employee’s mental or physical incapacity, to secure Employee’s signature to apply for or to pursue any application for any United States or foreign letters, patent or copyright registrations (or any document transferring ownership thereof) covering inventions or original works of authorship assigned to Employer under this Agreement, Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for and in his behalf instead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters, patent or copyright registrations or transfers thereof with the same legal force and effect as if executed by Employee. This appointment is coupled with an interest in and to the inventions and works of authorship and shall survive Employee’s death or disability. Employee hereby waives and quitclaims to Employer any and all claims of any nature whatsoever which Employee now or may hereafter have for infringement of any patents or copyrights resulting from or relating to any such application for letters, patent or copyright registrations assigned hereunder to Employer.

ARTICLE 3.
OBLIGATIONS OF EMPLOYER

General Description

Section 3.1.

Employer shall provide Employee with the compensation, incentives and benefits specified elsewhere in this Agreement.

Section 3.2.

Employer shall provide Employee with a private office, secretarial help, office and technical equipment, supplies and other facilities, equipment and services suitable to Employee’s position and adequate for the performance of his duties.

ARTICLE 4.
COMPENSATION OF EMPLOYEE

Annual Salary

Section 4.1.

As compensation for his services hereunder, Employee shall be paid a salary at the rate of One Hundred Ten Thousand Dollars ($110,000) per year from October 18, 1996, which salary may be increased by Employer, from time to time, subject to applicable performance evaluations and in accordance with Employer’s employee’s practice manual then in effect. Salary shall be paid in equal installments not less frequently than once per month.

Bonus Compensation

Section 4.2.

In addition to his regular salary, Employee shall be entitled to participate in Employer’s Incentive Bonus Plan which, at Employer’s discretion, may be modified to encompass certain product development incentives specifically related to Employee’s job responsibilities and which modification shall be based on mutual agreement between Employer and Employee.

Tax Withholding

Section 4.3.

Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future, for which withholding is required by law.

Stock Options

Section 4.4.

Employee shall be granted Incentive Stock Options to purchase Eighty Thousand (80,000) shares of Employer’s Common Stock under Employer’s 1992 Stock Option Plan, promptly after execution of this Agreement. Said Options shall be exercisable at the fair-market value of such stock on the date of Option grant, shall vest at the rate of one-third (1/3) per year over three (3) years, and shall expire five (5) years from the date of grant.

ARTICLE 5.
EMPLOYEE BENEFITS

Annual Vacation

Section 5.1.

Each calendar year Employee shall be entitled to fifteen (15) days paid vacation and an additional five (5) paid personal days to be utilized by Employee for all non-vacation and non-holiday absences, including illness, from his employment. Employee may be absent from his employment for vacation only at such times as are approved by Employer’s manager. Unused vacation and personal days shall not be carried over into the next year. Employee’s grant of vacation and personal days for 1996 shall be pro-rated based upon the date on which he commences employment with Employer.

Benefits

Section 5.2.

Employee shall be eligible to participate in any and all benefit plans provided by Employer, including health, disability and life insurance coverage should Employee elect to participate in any such plans.

Business Expenses

Section 5.3.

Employer shall reimburse Employee for all appropriate expenses for travel and entertainment by Employee for legitimate business purposes, provided that such expenditures are approved beforehand in writing by Employer, and provided that Employee furnishes to Employer adequate records and documentary evidence for the substantiation of each such expenditure, as required by the Internal Revenue Code of 1986, as amended.

ARTICLE 6.
TERMINATION OF EMPLOYMENT

Termination

Section 6.1.

Employee’s employment hereunder may be terminated by Employee or Employer as herein provided, without further obligation or liability, except as expressly provided herein.

Resignation, Retirement, Death or Disability

Section 6.2.

Employee’s employment hereunder shall be terminated at any time by Employee’s resignation or by Employee’s retirement at or after attainment of age sixty (60) at

Employee’s option (“Retirement”), death, or his inability to perform his duties under this Agreement on a full-time basis, for a continuous period of ninety (90) days or more, because of a physical or mental illness (“Disability”).

Termination for Cause

Section 6.3.

Employee’s employment hereunder may be terminated for Cause. “Cause” shall mean personal dishonesty, Incompetence (as defined herein), willful misconduct, conflict of interest or breach of fiduciary duty involving material personal or family profit, willfully engaging in conduct with the purpose and effect of materially injuring Employer, monetarily or otherwise, or the willful and continued failure by the Employee to substantially perform his duties hereunder. “Incompetence” shall mean gross negligence by Employee in the execution of his duties contemplated by or assigned pursuant to this Agreement. For purposes of this Paragraph, no act, or failure to act, on the Employee’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer. Notwithstanding the foregoing, the Employee shall not be terminated for Cause without (i) reasonable notice to the Employee setting forth the reasons for the Employer’s intention to terminate for Cause; (ii) an opportunity for the Employee, together with his counsel, to be heard before the Board; and (iii) delivery to the Employee of a Notice of Termination as defined in Section 6.7 hereof from the Board finding that in the good faith opinion of such Board, the Employee was guilty of conduct set forth above, and specifying the particulars thereof in detail.

Termination without Cause

Section 6.4.

Employee’s employment hereunder may be terminated without Cause upon thirty (30) days’ notice for any reason, subject to the payment of any amounts required by Section 7.3. The parties hereto agree that, without the express written consent of Employee, the following actions by Employer shall, at Employee’s option, constitute termination without Cause:

(a) the relocation of Employee’s principal place of employment to a location that is more than thirty (30) miles from the principal place of employment immediately prior to the date of effectiveness of the merger of FOCUS Acquisition Corp. with and into TView, Inc.

(b) any material reduction by Employer of the base salary set forth in Section 4.1 unless reductions comparable in amount and duration are concurrently made for all other employees of Employer with comparable responsibilities, comparable organizational level and comparable title.

Expiration

Section 6.5.

Employee’s employment hereunder shall be terminated upon expiration of the Term of Employment as provided in Sections 1.1 and 1.2.

Notice of Termination

Section 6.6.

Any termination of the Employee’s employment by the Employer or by the Employee (other than termination by reason of resignation, retirement or death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall include the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated.

Date of Termination

Section 6.7.

The “Date of Termination” shall be:

a)             if the Employee’s employment is terminated by his death, the date of his death;

b)            if the Employee’s employment is terminated by reason of Employee’s disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);

c)             if the Employee’s employment is terminated for Cause, the date the Notice of Termination is given or after if so specified in such Notice of Termination; and

d)            if the Employee’s employment is terminated for any other reason, the date on which a Notice of Termination is given;

provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined either by arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

ARTICLE 7.
PAYMENTS TO EMPLOYEE UPON TERMINATION

Death, Disability or Retirement

Section 7.1.

In the event of Employee’s Retirement, Death or Disability, all benefits generally available to Employer’s employees as of the date of such an event shall be payable to Employee or Employee’s estate without reduction, in accordance with the terms of any plan, contract, understanding or arrangement forming the basis for such payment. Employee shall be entitled to such other payments as might arise from any other plan, contract, understanding or arrangement between Employee and Employer at the time of any such event.

Termination for Cause or Resignation

Section 7.2.

In the event Employee is terminated by Employer for Cause or Employee resigns, neither Employer nor an affiliate shall have any further obligation to Employee under this Agreement or otherwise, except to the extent provided in any other plan, contract, understanding or arrangement, or as may be expressly required by law.

Termination without Cause

Section 7.3.

Subject to other provisions in this Article 7 to the contrary, upon the occurrence of a Termination without Cause, Employer shall:

a)             Pay to Employee, as severance pay or liquidated damages, or both, a lump sum payment (“Severance Payment”) equal to the annual salary described in Section 4.1 which is then in effect for Employee;

b)            To the extent permissible under applicable law, including the Internal Revenue Code of 1986, as amended, anti-discrimination standards which must be met to retain favorable tax status of any employee benefit plan, contract or arrangement, continue to provide to Employee during the unexpired term of this Agreement, without renewal, those benefits to which employee is entitled to immediately prior to the termination; and

c)             Cause any stock options issued to Employee which have not lapsed and which are not otherwise exercisable to be accelerated so as to be immediately exercisable by Employee.

ARTICLE 8.
GENERAL PROVISIONS

Notices

Section 8.1.

Any notices to be given hereunder by either party to the other shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered, or delivered electronically with electronic verification to the persons identified below, or three (3) days after mailing if mailed by registered or certified mail, postage prepaid with return receipt requested, addressed as follows:

“Employee”:
Thomas M. Hamilton
[Address Omitted]

“Employer”:
FOCUS ENHANCEMENTS, INC.
142 North Road
Sudbury, Massachusetts 01776
Attn: Thomas L. Massie, Chairman

Each party may change that address by written notice in accordance with this section.

Arbitration

Section 8.2.

a)             Any controversy between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement or the breach thereof or otherwise arising out of this Agreement shall be settled by arbitration, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Arbitration shall comply with and be governed by the provisions of the American Arbitration Association, Commercial Division.

b)            Employer and Employee shall each appoint one person to hear and determine the dispute. If the two persons so appointed are unable to agree, then those persons shall select a third, impartial arbitrator whose decision shall be final and conclusive upon both parties.

c)             The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrators decide.

d)            Such arbitration shall take such place in Portland, Oregon.

Attorneys’ Fees and Costs

Section 8.3.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

Entire Agreement

Section 8.4.

This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter contained herein and contains all of the covenants and agreements between the parties with respect to that subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

Modifications

Section 8.5.

Any modification of this Agreement will be effective only if it is in writing and signed by the Employee and properly authorized by Employer’s Board of Directors and signed by two (2) officers of Employer.

Effect of Waiver

Section 8.6.

The failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

Partial Invalidity

Section 8.7.

If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

Executed on October 18, 1996, at Sudbury, Massachusetts.

“Employer”

FOCUS ENHANCEMENTS INC.

By:	/s/ Thomas L. Massie
Chairman and Chief Executive Officer

By:	/s/ John Piccione

John A. Piccione
Secretary

“Employee”

/s/ Thomas Hamilton
Thomas M. Hamilton